Earnings Call Presentation – 1Q 2026 First Quarter 2026 Earnings May 6, 2026

Earnings Call Presentation – 1Q 2026 Preliminary Matters 2 Cautionary Statements Regarding Forward-Looking Information This presentation may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to: Non-GAAP Financial Measures This presentation contains non-GAAP financial measures that the company believes are meaningful to investors. Non- GAAP financial measures have been reconciled to the most comparable GAAP financial measure. • changes in the frequency and severity of insurance claims • claim development and the process of estimating claim reserves • the impacts of inflation • changes in interest rate environment • supply chain disruption • product demand and pricing • effects of legislative, governmental and regulatory actions • heightened competition • litigation outcomes and trends • investment risks • cybersecurity risks or incidents • impact of catastrophes • other risks and uncertainties detailed in Kemper’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”) Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this presentation.

Earnings Call Presentation – 1Q 2026 Leading Insurer Empowering Specialty Markets 3 Auto insurance for specialty markets, including Latino, Hispanic and urban areas Life insurance and supplemental accident and health insurance products for low/moderate income customers Specialty Property & Casualty Insurance Segment • Targets demographics and markets with unmet needs • Focused on specialized markets where deep customer insight enables differentiated underwriting and service • Personal and Commercial Lines product offerings across geographies • Disciplined underwriting and pricing tailored to unique customer and risk profiles • Broad independent agent and broker distribution Life Insurance Segment • Focused on demographics and income segments with unmet protection needs • Specializes in niches where proprietary insights inform product structure and customer experience • Provides simple Life and supplemental protection products enabled by underwriting and customer perspectives • Distributed through a dedicated career agency model with high-touch customer engagement Providing affordable, easy-to-use personalized solutions to individuals, families and businesses

Earnings Call Presentation – 1Q 2026 1 5 3 2 4 Key Takeaways for the Quarter 4 Financial performance challenged by California Personal Auto and Florida Statutory Profit Limit Refunds Strong performance in other parts of the business – Florida1/Texas Personal Auto, Commercial Auto and Life are profitable and growing Initiatives underway to improve Specialty Auto performance in California, including rate and non-rate actions Implementing further expense and efficiency initiatives with additional $30+ million of run-rate savings identified, totaling $60+ million since inception Investment portfolio continues to deliver solid results while the balance sheet provides financial flexibility to support core businesses 1 Excluding $28 million impact of FL Statutory Profit Limit Refunds

First Quarter 2026 Financial Summary

Business Performance

Personal Auto performance reflected increasing loss costs in CA and statutory refunds in FL

- Combined Ratio of 110.9%; normalized ULCR[1] of 106.5%
- Performance was strong in FL[1]/TX with PIF up 4.9% QoQ and an ULCR[2] of 93.7%

Commercial Auto delivered record production with continued strong U/W performance

- PIF increased 3.2% QoQ; ULCR[2] of 92.4%

Life Insurance continued to generate stable profitability

- Life produced $18 million of Net Operating Income driven by lower insurance expenses

Financial Results

Company-wide financial performance was dampened by CA PPA and FL statutory refunds

- Net Loss attributable to Kemper Corporation of $(1.7) million or $(0.03) per share
- Adjusted Consolidated Net Operating Income[2] of $12.5 million or $0.21 per share
- Normalized Adj. Consol. Net Operating Income[3] of $34.6 million or $0.59 per share
- Trailing twelve-month Operating Cash Flow of $493 million
- Net Investment Income increased $4 million QoQ to $107 million

[1] Excluding $28 million impact of FL Statutory Profit Limit Refunds
[2] Non-GAAP financial measure; please see reconciliation in appendix on pages 17-23
[3] Adjusted Consolidated NOI normalized to exclude impact of FL Statutory Profit Limit Refunds; see page 13

KEMPER
Earnings Call Presentation – 1Q 2026 | 5

Earnings Call Presentation – 1Q 2026 Taking Actions to Improve Profitability and Deliver Shareholder Value 6 Focused on disciplined execution, operational improvements and efficiency Taking rate and non-rate actions to improve underwriting performance • California Personal Auto rate increases approved, effective 2Q’26 • Expanding production in profitable markets and repositioning new business in unprofitable markets • Life pricing and underwriting actions driving improved new business margins Pricing and Underwriting Actions Initiatives underway to support geographic diversification and growth • Pricing adjustments in Florida and Texas supported sequential quarter PIF growth of 4.3% and 5.6%, respectively • New auto product expansion went live in Florida and approved for rollout in Texas • Modernizing Life distribution to grow new business and improve persistency Growth Initiatives Executing restructuring program to support profitability and growth • Identified cumulative run-rate savings of $60+ million since inception • Focused on creating efficiencies in organizational design and process improvements • Investing in new technology and digital capabilities to enhance scale and profitability Expense and Other Initiatives

Earnings Call Presentation – 1Q 2026 Improving Execution and Operating Efficiency 7 $33M in run-rate savings already delivered • Implemented restructuring actions to simplify operations and reduce costs • Outlined actions to support expansion plan in Florida, Texas and other regions with strong growth potential $30M+ in additional run-rate savings identified • Focused on creating efficiencies in organizational design and process improvements • Improving claims management processes, with focus on third- party liability management <20% expense ratio target • Working with advisors to identify, evaluate and execute additional actions to improve cost structure and processes • Opportunities include further efficiencies in organizational structure, claims management and operational processes • Initiative expected to improve both the expense ratio and the Loss and LAE ratio Phase 1 (3Q’25) Phase 2 (1Q’26) Phase 3 (Medium Term) 19% 21% 22% <20% 2019 - 2021 Average 2022 - 2025 Average 1Q'26 Medium Term Target SPECIALTY AUTO EXPENSE RATIO – TAKING ACTION TO RETURN EFFICIENCY TO HISTORICAL LEVELS Continuing to identify and execute on savings opportunities

Specialty Property & Casualty Insurance Segment

California PPA liability trends and Florida statutory refunds negatively impacted financial performance; Florida[3]/Texas PPA and Commercial Auto performance remained strong

HIGHLIGHTS

- Performance reflected losses in CA and $28 million of FL Statutory Profit Limit Refunds
  - ULCR[1] of 106.2%; normalized ULCR[3] of 102.8%
- CA profit actions underway; PIF declined 4.6% QoQ
- FL[3]/TX PPA remains strong; PIF growth of 4.9% QoQ and ULCR[1] of 93.7%
- Commercial Auto PIF growth of 3.2% QoQ and ULCR[1] of 92.4%

METRICS ($M)	1Q'26	1Q'25	VARIANCE
Earned Premiums	$885	$962	(8.0)%
Underlying Loss & LAE Ratio[1]	84.0%	70.9%	13.1 pts
Expense Ratio	22.2%	21.3%	0.9 pts
Policies In-Force (000s)	1,158	1,304	(11.2)%

PRODUCTION AND PIF[2]

	1Q'26			
	TTM DWP	% of DWP	PIF Growth YoY	PIF Growth QoQ
Personal Auto				
California	$1,973	51.4%	(14.7)%	(4.6)%
Florida[3]/Texas	622	16.2	(4.9)	4.9
Other	232	6.1	(24.8)	(8.1)
Total PPA	**$2,827**	**73.7%**	**(13.9)%**	**(3.0)%**
CV	**1,009**	**26.3**	**10.0**	**3.2**
Total KA	**$3,836**	**100.0%**	**(11.2)%**	**(2.2)%**

UNDERLYING COMBINED RATIO[1] (%)



92.2
93.6
99.6
105.0
101.2 3
106.2
102.8 3
1Q'25
2Q'25
3Q'25
4Q'25
1Q'26

[1] Non-GAAP financial measure; see reconciliation in appendix on pages 17-23
[2] Excluding Classic Car
[3] Adjusted for $35 and $28 million reduction to earned premium in 4Q'25 and 1Q'26, respectively, for estimated FL Statutory Profit Limit Refunds

KEMPER Earnings Call Presentation – 1Q 2026 | 8

Specialty Property & Casualty Insurance – PPA Key State Metrics

Portfolio and geographic diversification in Personal Auto expected to reduce earnings volatility

CALIFORNIA

- Represents ~69% of Earned Premiums[1] in 1Q'26
  - Deemphasizing growth in CA – reduced PIF by 4.6%
  - California only represents ~35% of PPA new business
- ULCR[2] of 109.2%
- CA rate increases effective in April and June; will begin supporting financial results in 2Q'26

METRICS ($M)	1Q'26	4Q'25	VARIANCE
Earned Premiums	$467	$510	(8.4)%
Underlying Loss & LAE Ratio[2]	87.4%	87.5%	(0.1) pts
Underlying Combined Ratio[2]	109.2%	108.1%	1.1 pts
Policies In-Force (000s)	662	693	(4.6)%

FLORIDA + TEXAS

- Represents ~22% of Earned Premiums[1] in 1Q'26
  - Geographic diversification gaining momentum with strong new business DWP growth
  - Sequential quarter PIF growth in FL and TX of 4.3% and 5.6%, respectively
- ULCR[2] of 93.7%
- New auto product expansion live in FL (already in AZ/OR)
  - Received approval for TX rollout in 2Q'26
- $28 million in FL Statutory Profit Limit Refunds

METRICS ($M)	1Q'26[1]	4Q'25[1]	VARIANCE
Earned Premiums	$151	$160	(5.6)%
Underlying Loss & LAE Ratio[2]	71.2%	70.8%	0.4 pts
Underlying Combined Ratio[2]	93.7%	93.5%	0.2 pts
Policies In-Force (000s)	224	213	4.9%

[1] Adjusted for $35 and $28 million reduction to earned premium in 4Q'25 and 1Q'26, respectively, for estimated FL Statutory Profit Limit Refunds
[2] Non-GAAP financial measure; see reconciliation in appendix on pages 17-23

KEMPER
Earnings Call Presentation – 1Q 2026 | 9

Earnings Call Presentation – 1Q 2026 Specialty Property & Casualty Insurance – Commercial Auto Record production with strong underlying combined ratio performance 10 • Record production with growth in multiple geographies – PIF increased 10.0% YoY – DWP CAGR of ~23% since 2019 • Strong ULCR performance – Average ULCR1 of 90.2% from 2019 – 1Q’26 TTM • Opportunistically increasing rates where justified – California rate increase effective in July • Focused on expanding with existing small-business customer base and disciplined underwriting HIGHLIGHTS DIRECT WRITTEN PREMIUMS ($M) 1 Non-GAAP financial measure; see reconciliation in appendix on pages 17-23 85.6 81.4 91.1 93.8 95.6 92.3 90.9 91.0 81.8 77.4 94.4 94.8 100.0 94.0 99.7 99.5 2019 2020 2021 2022 2023 2024 2025 1Q'26 TTM UL Combined Ratio Combined Ratio $271 $349 $471 $631 $629 $799 $979 $1,009 2019 2020 2021 2022 2023 2024 2025 1Q'26 TTM 1 Avg. ULCR1: 90.2% | Avg. CR: 92.7% COMBINED RATIO (%)METRICS ($M) 1Q’26 1Q’25 VARIANCE Earned Premiums $238 $209 13.9% Underlying Loss & LAE Ratio1 73.3% 73.9% (0.6) pts Expense Ratio 19.1% 18.4% 0.7 pts Underlying Combined Ratio1 92.4% 92.3% 0.1 pts Policies In-Force (000s) 165 150 10.0%

Earnings Call Presentation – 1Q 2026 Life Insurance Segment Continues to deliver stable Net Operating Income with steady YoY in-force premiums 11 $100 $100 $100 $100 $101 $48 $45 $48 $47 $49 $148 $145 $148 $147 $150 1Q'25 2Q'25 3Q'25 4Q'25 1Q'26 Earned Premiums Net Investment Income METRICS ($M, except per policy) 1Q’26 1Q’25 VARIANCE Adjusted Net Operating Income $18 $17 5.9% Face Value of In-Force $19,698 $19,799 (0.5)% Avg. Face Value per Policy $6,603 $6,489 1.8% Avg. Premium per Policy Issued1 $697 $654 6.6% • Net Operating Income improvement driven by expense management and favorable lapse and mortality • Product repricing and tighter underwriting improving mix and margin • Modernizing Life distribution to grow new business and improve persistency HIGHLIGHTS 1 Annual basis 2 Normalized for annual assumption update for Deferred Profit Liability (4Q'25: -$6 million) NORMALIZED REVENUES2 ($M)

Earnings Call Presentation – 1Q 2026 Appendix 12

1Q'26 Sources of Volatility

Operating earnings volatility primarily related to Florida statutory refunds

	($ in millions, except per share amounts)	1Q'26 $	1Q'26 Per Share
	Net Loss attributable to Kemper Corporation	**$(1.7)**	**$(0.03)**
	Less Net (Loss) Income From:		
	Investment-Related Items[1]	(2.0)	(0.03)
1	Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs	(5.0)	(0.09)
2	Non-Core Operations	(7.2)	(0.12)
	Adjusted Consolidated Net Operating Income[2]	**$12.5**	**$0.21**
	Additional Sources of Volatility		
3	FL Statutory Profit Limit Refunds	$22.1	$0.38
	Normalized Adj. Consol. Net Op. Income	**$34.6**	**$0.59**

1. Includes $3.1 million after-tax restructuring charge to generate $30+ million pre-tax in annual run-rate savings

2. Non-core results impacted by business run-off and winter storms in New York

3. Represents reduction to earned premium due to impact of FL Statutory Profit Limit Refunds
   - Excluding FL statutory refunds:

     ULCR[2] reduced from 106.2% to 102.8%[3]

[1] Includes Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains and Impairment Losses
[2] Non-GAAP financial measure; see reconciliation on pages 17-23 | [3] Underlying Combined Ratio as further adjusted for $28 million reduction to earned premium for estimated FL Statutory Profit Limit Refunds

KEMPER Earnings Call Presentation – 1Q 2026 | 13

Earnings Call Presentation – 1Q 2026 Diversified Investment Portfolio with Consistent Returns 14 1 Non-Core Operations reflects $2 million related to Preferred P&C for each period presented 2 Other category includes Equity Securities, which excludes $218 million of Other Equity Interests of LPs/LLCs that have been reclassified into Alternative Investments; COLI represents Company Owned Life Insurance 4.3% 4.3% 4.4% 4.5% 4.4% 0.1% (0.1)% 0.2% 0.1% 0.3% 4.4% 4.2% 4.6% 4.6% 4.7% 1Q'25 2Q'25 3Q'25 4Q'25 1Q'26 Core Portfolio Alt. Inv. Portfolio (ex. Solar) 56% 14% 8% 7% 5% 7% 3% Other States/ Munis COLI 70% 24% 6% Fixed Maturity Ratings A or Higher B / BB BBB • High-quality portfolio provides consistent net investment income; approximately 70% of fixed income portfolio rated A or higher • 4.6% pre-tax equivalent (PTE) annualized book yield on core portfolio • Average investment grade new money yields approximately 5.4% for the quarter $98 $98 $101 $101 $99 $3 $(2) $4 $2 $8 $101 $96 $105 $103 $107 1Q'25 2Q'25 3Q'25 4Q'25 1Q'26 Core Portfolio Alternative Inv. Portfolio Corporates Alternatives U.S Gov’t Portfolio Composition2 Short Term $8.6 Billion $6.7 Billion NET INVESTMENT INCOME ($M)1 HIGHLIGHTS DIVERSIFIED AND HIGHLY-RATED PORTFOLIO PTE ANNUALIZED BOOK YIELD CONTRIBUTION

Earnings Call Presentation – 1Q 2026 Well-Capitalized Insurance Subsidiaries Balance sheet continues to provide financial flexibility to support core businesses 15 1 1Q’26 Risk-Based Capital Ratios shown are estimates calculated at the Company Action Level from aggregate financials of all separate insurance companies within each segment. NAIC annually reported entity-level RBCs will differ | 2 Excludes business ceded to Kemper Bermuda Ltd. (KBL) | 3 Excludes AACC and Reciprocal | 4 Excludes AOCI 24.1% 30.3% 32.6% 31.0% 24.6% 24.7% 2021 2022 2023 2024 2025 1Q'26 DEBT-TO-CAPITAL4 PARENT COMPANY LIQUIDITY ($M) RISK-BASED CAPITAL RATIOS (%)¹ $704 $918 $683 $800 $886 $886 $234 $418 $465 $548 $145 $80 $938 $1,336 $1,148 $1,348 $1,031 $966 2021 2022 2023 2024 2025 1Q'26 Debt CASH FLOW FROM OPERATING ACTIVITIES ($M) $351 $(210) $(134) $383 $585 $493 2021 2022 2023 2024 2025 1Q'26 TTM HoldCo Cash & Investments Borrowings Available Under Credit Agreement & from Subs P&C3 Life2 Returned $752M of capital Retired $450M of Debt 355 645 465 525 515 590 220 240 275 305 230 225 2021 2022 2023 2024 2025 1Q'26

Earnings Call Presentation – 1Q 2026 2026 Reinsurance Program Catastrophe XoL Reinsurance 16 New policy effective January 1, 2026: ̶ New limit aligned with risk-appetite ̶ New structure improves overall cost of capital HIGHLIGHTS Catastrophe Excess of Loss Program (XOL): • One year program consists of two layers: – $50 million excess $50 million – $60 million excess $100 million – 5% co-participation of both layers • 2026 purchase limit reflects exposure changes largely due to Preferred P&C exit 100% Retention of first $50M 1-Year Term Placed 1/1/26 $50M xs $50M 95% Placed 1-Year Term Placed 1/1/26 $60M xs $100M 95% Placed Layer 1 : 5 % co - p articip atio n Laye r 2 : 5 % co - p articip atio n CATASTROPHE REINSURANCE PROGRAM

Earnings Call Presentation – 1Q 2026 Non-GAAP Financial Measures 17 Adjusted Consolidated Net Operating Income is an after-tax, non-GAAP financial measure and is computed by excluding from Net (Loss) Income attributable to Kemper Corporation the after-tax impact of: (i) Change in Fair Value of Equity and Convertible Securities; (ii) Net Realized Investment Gains; (iii) Impairment Losses; (iv) Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs; (v) Debt Extinguishment, Pension Settlement and Other Charges; (vi) Goodwill Impairment Charges; (vii) Non-Core Operations; and (viii) Significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is Net (Loss) Income attributable to Kemper Corporation. There were no applicable significant non-recurring items that the Company excluded from the calculation of Adjusted Consolidated Net Operating Income for the three months ended March 31, 2026 or 2025. The Company believes that Adjusted Consolidated Net Operating Income provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains and Impairment Losses related to investments included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the Company’s investments, the timing of which is unrelated to the insurance underwriting process. Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs may vary significantly between periods and are generally driven by the timing of acquisitions and business decisions which are unrelated to the insurance underwriting process. In the third quarter of 2025, a restructuring program was launched to achieve operational and organizational efficiencies. The Company will continue to evaluate additional efficiency opportunities through 2027. Debt Extinguishment, Pension Settlement and Other Charges relate to (i) loss from early extinguishment of debt, which is driven by the Company’s financing and refinancing decisions and capital needs, as well as external economic developments such as debt market conditions, the timing of which is unrelated to the insurance underwriting process; (ii) settlement of pension plan obligations which are business decisions made by the Company, the timing of which is unrelated to the underwriting process; and (iii) other charges that are non-standard, not part of the ordinary course of business, and unrelated to the insurance underwriting process. Goodwill Impairment Charges are excluded because they are infrequent and non-recurring charges. Non-Core Operations includes the results of our Preferred Insurance business which we expect to fully exit. These results are excluded because they are irrelevant to our ongoing operations and do not qualify for Discontinued Operations under Generally Accepted Accounting Principles ("GAAP"). Significant non-recurring items are excluded because, by their nature, they are not indicative of the Company’s business or economic trends. The preceding non-GAAP financial measures should not be considered a substitute for the comparable GAAP financial measures, as they do not fully recognize the profitability of the Company’s businesses. Adjusted Consolidated Net Operating Income Per Unrestricted Share is a non-GAAP financial measure. It is computed by dividing Adjusted Consolidated Net Operating Income by the weighted average unrestricted shares outstanding. The most directly comparable GAAP financial measure is Net (Loss) Income attributable to Kemper Corporation per Unrestricted Share - basic. The Company believes that Adjusted Consolidated Net Operating Income Per Unrestricted Share provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Income from Change in Fair Value of Equity and Convertible Securities, Net Realized Investment Gains, Impairment Losses related to investments, Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs, Debt Extinguishment, Pension Settlement and Goodwill Impairment Charges included in the Company’s results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company’s investments, the timing of which is unrelated to the insurance underwriting process.

Earnings Call Presentation – 1Q 2026 Non-GAAP Financial Measures 18 Return on Adjusted Shareholders’ Equity is a calculation that uses a non-GAAP financial measure. It is calculated by dividing the period’s annualized Net (Loss) Income attributable to Kemper Corporation by the average shareholders’ equity excluding net unrealized gains and losses on fixed maturities, the change in discount rate on future life policyholder benefits and goodwill. Return on Shareholders’ Equity is the most directly comparable GAAP measure. We use this non- GAAP measure to identify and analyze the change in performance attributable to management efforts between periods. The Company believes this non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. Adjusted Book Value Per Share is a calculation that uses a non-GAAP financial measure. It is calculated by dividing shareholders’ equity after excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill by total Common Shares Issued and Outstanding. Book value per share is the most directly comparable GAAP financial measure. The Company uses the trends in book value per share excluding the after-tax impact of net unrealized gains and losses on fixed income securities, the change in discount rate on future life policyholder benefits and goodwill in conjunction with book value per share to identify and analyze the change in net worth excluding goodwill attributable to management efforts between periods. The Company believes the non-GAAP financial measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period and are generally driven by economic developments, primarily capital market conditions, the magnitude and timing of which are not influenced by management. The Company believes it enhances understanding and comparability of performance by highlighting underlying business activity and profitability drivers. Underlying Combined Ratio is a non-GAAP financial measure. It is computed by adding the Current Year Non-catastrophe Losses and LAE Ratio with the Insurance Expense Ratio. The most directly comparable GAAP financial measure is the Combined Ratio, which is computed by adding Total Incurred Losses and LAE Ratio, including the impact of catastrophe losses and loss and LAE reserve development from prior years, with the Insurance Expense Ratio. The Company believes Underlying Losses and LAE and the Underlying Combined Ratio are useful to investors and uses these financial measures to reveal the trends in the Company’s Property & Casualty Insurance segment that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause the Company’s loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve developments are caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the Company’s insurance products in the current period. The Company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company’s underwriting performance.

Earnings Call Presentation – 1Q 2026 Non-GAAP Financial Measures Adjusted Consolidated Net Operating Income attributable to Kemper Corporation 19 Three Months Ended ($ per share) Mar 31, 2026 Mar 31, 2025 Net (Loss) Income attributable to Kemper Corporation Per Unrestricted Share $(0.03) $1.56 Less Net (Loss) Income Per Unrestricted Share From: Change in Fair Value of Equity and Convertible Securities (0.02) - Net Realized Investment Gains 0.01 0.01 Impairment Losses (0.02) - Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs (0.09) (0.07) Debt Extinguishment, Pension Settlement and Other Charges - 0.01 Non-Core Operations (0.12) (0.06) Adjusted Consolidated Net Operating Income Per Unrestricted Share $0.21 $1.67 Three Months Ended ($ in millions) Mar 31, 2026 Mar 31, 2025 Net (Loss) Income attributable to Kemper Corporation $(1.7) $99.7 Less Net (Loss) Income From: Change in Fair Value of Equity and Convertible Securities (1.0) 0.1 Net Realized Investment Gains 0.3 0.7 Impairment Losses (1.3) 0.2 Acquisition and Disposition Related Transaction, Integration, Restructuring and Other Costs (5.0) (4.2) Debt Extinguishment, Pension Settlement and Other Charges - 0.4 Non-Core Operations (7.2) (3.9) Adjusted Consolidated Net Operating Income $12.5 $106.4

Earnings Call Presentation – 1Q 2026 Non-GAAP Financial Measures Return on Adjusted Shareholders’ Equity 20 1 Average shareholders' equity and average adjusted shareholders’ equity for the three months ended is the simple average of the beginning and ending balances for the period. Average shareholders’ equity and average Adjusted shareholders’ equity on a year-to-date basis is the (a) the sum of the balance at the beginning of the year and the ending balance for each quarter within that year divided by (b) the number of quarters in the period presented plus one. Three Months Ended ($ in millions) Mar 31, 2026 Mar 31, 2025 Annualized Net (Loss) Income attributable to Kemper Corporation $(6.8) $398.8 Average Shareholders’ Equity1 $2,665.5 $2,853.0 Less: Average Net Unrealized Losses on Fixed Maturities 601.5 667.6 Less: Average Change in Discount Rate on Future Life Policyholder Benefits (376.0) (373.2) Less: Average Goodwill (1,250.7) (1,250.7) Average Adjusted Shareholders’ Equity1 $1,640.3 $1,896.7 Return on Shareholders’ Equity (0.3)% 14.0% Return on Adjusted Shareholders’ Equity (0.4)% 21.0%

Earnings Call Presentation – 1Q 2026 Non-GAAP Financial Measures Adjusted Book Value Per Share 21 As of ($ and shares in millions except per share amounts) Mar 31, 2026 Mar 31, 2025 Kemper Corporation Shareholders’ Equity $2,649.6 $2,917.6 Less: Net Unrealized Losses on Fixed Maturities 636.7 638.6 Less: Change in Discount Rate on Future Life Policyholder Benefits (401.1) (366.0) Less: Goodwill (1,250.7) (1,250.7) Adjusted Shareholders’ Equity $1,634.5 $1,939.5 Common Shares Issued and Outstanding 58.821 63.979 Book Value Per Share $45.05 $45.60 Less: Net Unrealized Losses on Fixed Maturities 10.82 9.98 Less: Change in Discount Rate on Future Life Policyholder Benefits (6.82) (5.72) Less: Goodwill (21.26) (19.55) Adjusted Book Value Per Share $27.79 $30.31

Non-GAAP Financial Measures

Underlying Combined Ratio

	Three Months Ended				
	1Q'26	4Q'25	3Q'25	2Q'25	1Q'25
Specialty P&C Insurance					
Combined Ratio as Reported	106.7%	106.0%	104.8%	95.4%	92.7%
Current Year Catastrophe Losses and LAE Ratio	(0.1)	(0.1)	(0.1)	(0.5)	(0.4)
Prior Years Non-Catastrophe Losses and LAE Ratio	(0.4)	(1.0)	(5.1)	(1.3)	(0.1)
Prior Years Catastrophe Losses and LAE Ratio	-	0.1	-	-	-
Underlying Combined Ratio	106.2%	105.0%	99.6%	93.6%	92.2%
Personal Auto Insurance					
Combined Ratio as Reported	110.9%	110.1%	103.2%	94.4%	92.0%
Current Year Catastrophe Losses and LAE Ratio	(0.2)	(0.2)	(0.1)	(0.5)	(0.4)
Prior Years Non-Catastrophe Losses and LAE Ratio	0.4	-	(1.0)	0.6	0.6
Prior Years Catastrophe Losses and LAE Ratio	(0.1)	0.1	-	-	-
Underlying Combined Ratio	111.0%	110.0%	102.1%	94.5%	92.2%
Commercial Auto Insurance					
Combined Ratio as Reported	95.1%	94.2%	110.0%	99.0%	95.3%
Current Year Catastrophe Losses and LAE Ratio	(0.1)	(0.1)	(0.2)	(0.5)	(0.5)
Prior Years Non-Catastrophe Losses and LAE Ratio	(2.6)	(3.8)	(18.7)	(8.4)	(2.5)
Prior Years Catastrophe Losses and LAE Ratio	-		-	-	-
Underlying Combined Ratio	92.4%	90.3%	91.1%	90.1%	92.3%

KEMPER

Earnings Call Presentation – 1Q 2026 | 22

Earnings Call Presentation – 1Q 2026 Non-GAAP Financial Measures Underlying Combined Ratio 23 Three Months Ended 1Q’26 4Q’25 Specialty P&C Insurance – California PPA Combined Ratio 110.6% 108.1% Current Year Catastrophe Losses and LAE Ratio (0.1) - Prior Years Non-Catastrophe Losses and LAE Ratio (1.2) - Prior Years Catastrophe Losses and LAE Ratio (0.1) - Underlying Combined Ratio 109.2% 108.1% Specialty P&C Insurance – Florida1/Texas PPA Combined Ratio 88.6% 95.5% Current Year Catastrophe Losses and LAE Ratio (0.3) (0.5) Prior Years Non-Catastrophe Losses and LAE Ratio 5.4 (1.5) Prior Years Catastrophe Losses and LAE Ratio - - Underlying Combined Ratio 93.7% 93.5% 1 Adjusted for $35 and $28 million reduction to earned premium in 4Q’25 and 1Q’26, respectively, for estimated FL Statutory Profit Limit Refunds